UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X| Filed by a Party other than the Registrant|_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (As Permitted by Rule 14A-6(e)(2))

|_| Definitive Proxy Statement

| | Definitive Additional Materials

|X| Soliciting Material Pursuant to ss.240.14a-12


                            LUCENT TECHNOLOGIES INC.
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

    5) Total fee paid:

    ------------------------------------------------------------------------

On July 26, 2006, Lucent Technologies Inc. sent the following senior leadership update to certain of its employees:


LUCENT TECHNOLOGIES

SENIOR LEADERSHIP UPDATE

July 26, 2006


IN THIS ISSUE:   Lucent Reports Results for Third Quarter of Fiscal 2006
Lucent and Alcatel Name Additional Members of Combined Company's Leadership
Team

O     Analyst Webcast Information

O     News Release Links

O     Talking Points

This morning we announced our financial results for the third quarter of fiscal 2006.

In a second news release this morning, Alcatel and Lucent named additional members to the senior leadership team for the combined company. More on that is included below in the Merger Update section.

3Q06 RESULTS

We recorded revenues of $2.05 billion, a decrease of 4 percent sequentially and a decrease of 12 percent year over year.

We achieved gross margin of 41 percent, compared with 43 percent in the second quarter of fiscal 2006 and 45 percent in the year-ago quarter.

We recorded a net income of $79 million or 2 cents per diluted share.

O     In 2Q06, we recorded a net income of $181 million, or 4 cents per share.

O     In 3Q05, we recorded net income of $372 million, or 7 cents per diluted share.

We ended the quarter with $3.7 billion in cash and marketable securities, a decrease of $272 million from the quarter ended March 31, 2006. The decrease was primarily driven by the Riverstone acquisition.

3Q06 Highlights

While our third quarter results were clearly disappointing, we do not believe these results are indicative of the longer-term opportunities we see in the global mobility market. CDMA continues to represent a large, sustainable market, and we see significant growth in the UMTS market as our customers enable their networks to deliver the exciting new applications their customers are demanding.

We are encouraged that we achieved a gross margin rate of 41 percent, despite decreasing revenues and a less favorable product and geographic mix. This is the result of our continued emphasis on financial discipline across our operations.

 Despite the aggregate decline in revenue, we did see pockets of growth this quarter:

O     Our Services segment grew both sequentially and year-over-year, posting its highest quarterly revenue for this fiscal year.

O     Our Multimedia Network Solutions segment also grew both sequentially and year-over-year, primarily driven by our data and access businesses.

O     On a year-to-date basis, our optical product revenues are growing.

O     And we grew our revenues outside the United States sequentially this quarter, particularly in Europe.

Looking Ahead

Clearly, this past quarter's results negatively affected the funding level for our end-of-year incentive payment. However, there continues to be an opportunity to earn some level of bonus funding for 2006 provided that we realize broad top-line improvements in this final quarter and achieve our outlook.

More Information

More details about our third quarter fiscal 2006 results are available in the news release (linked below), followed by talking points to help you in your discussions with employees. In addition, Chairman and CEO Pat Russo will send an e-mail letter to all employees covering today's announcement.

LIVE WEBCAST OF ANALYSTS CALL

Pat Russo and John Kritzmacher will host a call with financial analysts today beginning at 8:30 a.m. Eastern time. A live webcast of the call can be accessed at: HTTP://MY.LUCENT.COM/EB/PR/WEBCAST/072606WEBCAST.HTML
HTTP://MY.LUCENT.COM/EB/PR/WEBCAST/072606WEBCAST.HTML


NEWS RELEASE

To read today's third quarter earnings news release, click here
HTTP://WWW.LUCENT.COM/PRESS/0706/060726.COA.HTML.

TALKING POINTS

Key Messages

While our results were clearly disappointing, we do not believe they are indicative of the longer-term opportunities we see in the global mobility market.


O     We believe the negative speculation about the CDMA market and its impact on Lucent is unwarranted.

O     CDMA continues to represent a large, sustainable market, and we see significant growth in the UMTS market.

O     This quarter's results reflect an impending shift in spending as some of our North American customers begin to move from current-generation to next-generation mobile high-speed data solutions.

Assuming that our EV-DO Rev. A and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin.

Our charge is to execute our business and remain focused on those things necessary for a strong finish to our fiscal year and good momentum to start a new year.

Our pending merger transaction with Alcatel provides us an excellent opportunity -- and a challenge. To ensure that the merger is seamless and successful, we must do everything we can to build momentum for the combined company. The best way is by turning in an outstanding fourth quarter.

We gained a critical advantage with the announcement of our pending merger transaction. Now we need to capitalize on that advantage by focusing on the job at hand -- delivering on our fourth quarter commitments to our customers, our shareholders and ourselves.

CDMA Market Opportunities

When we look at an average of both internal and external estimates, the total addressable market for CDMA2000 equipment is about $8 billion in 2006 and will remain steady -- or increase slightly -- through 2010. Within that market, we see pockets of growth and significant opportunities.

O     In developed markets, CDMA networks will continue to play a significant role in delivering such high-end services as mobile broadband access to multimedia content and VoIP.

O     The majority of Lucent's CDMA customers in the United States, Canada, New
Zealand, Asia and Latin America already have upgraded -- or are about to upgrade -- their networks to EV-DO, and most of them have confirmed their intentions to migrate their networks to the next generation of EV-DO (known as Rev. A) to enable multimedia services and mobile VoIP in 2007 and 2008.

O     In emerging markets, we're seeing both upgrades to existing CDMA networks and greenfield deployments of the technology.

While some carriers in developing markets are adding GSM overlays to expand their addressable market and capture such new revenue streams as GSM roaming and low-end voice subscribers, they are still deploying EV-DO to address the demand for high-end services.

O     As such, we do not see these overlays having a significant impact on the overall CDMA market.

Lastly, it's important to remember that CDMA has a long-term evolution path that is supported by the industry's standards bodies.

As we approach the close of our pending merger transaction with Alcatel, we will continue to invest in our 3G portfolio so the combined company can leverage its strengths in both CDMA and UMTS, as well as Alcatel's installed base of GSM.

Merger Update

This week, the European Commission granted its approval of our proposed merger transaction with Alcatel. As we have stated previously, we believe we are on track to complete the pending merger transaction by the end of calendar year 2006.

On July 10, 2006, the two companies announced a number of members of the senior leadership team for the combined company. In a separate news release today, Lucent and Alcatel announced additional members of the senior leadership team for some of the critical corporate functions.

O     Olivier Baujard, will serve as chief technology officer (CTO) for the combined company. He currently serves as CTO for Alcatel.

O     Jeong Kim will remain president of Bell Labs.

O     Helle Kristoffersen, currently vice president of corporate strategy for
Alcatel, will become the vice president of corporate strategy for the combined company.

Baujard, Kim and Kristoffersen will report to Mike Quigley, who will serve as president, Science, Technology and Strategy, in the combined company. Quigley now is president and chief operating officer (COO) of Alcatel.

O     John Giere, currently chief marketing officer for Lucent, will assume that post for the combined company.

O     Lucent Chief Information Officer Elizabeth Hackenson has been named to lead the combined company's Information Systems/Information Technology organization.

Giere and Hackenson will report to Frank D'Amelio, who will oversee a number of key corporate and cross-company functions for the combined company. D'Amelio currently serves as COO for Lucent.

Lucent Technologies Senior Leadership Update is a proprietary publication of Lucent Technologies Public Relations. We send the publication to all senior leaders and directors in the company so that you will have advance information about major announcements and initiatives, and so that you can pass the information on to the people with whom you work. Past issues are available at Infoview HTTP://INFOVIEW.LUCENT.COM/PUBS/SLU/ (only directors and senior leaders can access the archive). For additional information, please contact Tom Landers MAILTO:TLANDERS@LUCENT.COM ; telephone: 908 582-5897; facsimile: 908 582-2322; mail: 600 Mountain Ave. Room 3C-433, Murray Hill, NJ 07974.


Click
HTTP://MYLUCENT.APP.LUCENT.COM/PLS/PORTAL30/DOCS/FOLDER/CONT_PR/WTS/SAFE.HTML
here to read Lucent's Safe Harbor for Forward Looking Statements and other important information.


HTTP://INFOVIEW.LUCENT.COM/IMAGES/IISTRACK_SENIOR-LEAD_20060726_9410623.GIF

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.